Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carolina Bank Holdings, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statement (Nos. 333-60750, 333-105765, 333-146396 and 333-165152) on Form S-8 of Carolina Bank Holdings, Inc. and Subsidiary of our reports dated March 26, 2015, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Carolina Bank Holdings, Inc. and Subsidiary for the year ended December 31, 2014.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina
March 26, 2015